UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: April 30, 2014


                        LEGACY TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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


              Colorado                                  000-50294                               84-1426725
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                  (303)422-8127
                                  -------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, Mr. Phillip Allen and Dr. Iain Stewart were appointed to the Board of Directors of Legacy Technology Holdings, Inc. ("the Company").

Phillip Allen

Mr. Allen, age 65, is President and Founder of Strategic Capital Partners, a capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Allen founded Strategic Capital Partners in 2007. Allen has, for over two decades, provided leadership to start-up companies in senior management positions, founder or consultant. Allen was involved at the senior management or consulting levels of a number of hi-tech companies that he facilitated taking public through reverse mergers and registrations.

Since December 5, 2012, Allen has served as President and Chairman of Goldspan Resources, Inc. (GSPN.QB) a now fully reporting junior mining company, which is currently considering options other than mining. Since July 2013, he has also served as the Chief Executive Officer.

Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and earned an MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

Iain Stewart

Dr. Stewart, age 65, originally trained as a Physicist and Mathematician. He was awarded his Ph.D. in Physics for developing a technique for measuring the conductivity of doped Germanium over a range of temperatures to 4.2K and then developing the mathematical model necessary for the convergence of three previously conflicting theories of electrical conduction. He has 32 years of experience in most aspects of system software development, telecommunications and radio transmission.

Dr. Stewart was as appointed Director and Vice President of Strategic Planning of Goldspan Resources, Inc. on December 5, 2012. A physicist and mathematician by training, Mr. Stewart brings 32 years of progressive technical and management experience to ensure the success of business clients worldwide. Since 2009, he has worked with Strategic Development Partners to mentor start-up companies in areas of technology and management. Prior to this, from 2006-2009, he was the Principal Technologist at Carrier Access (now Force 10) in developing cell site voice/data compression solutions for mobile carriers. From 2003-2006, Mr. Stewart provided direction, technical support and leadership for regional networks in China and India using a variety of transport solutions including fiber, power line and 4G wireless.

He is affiliated with researchers at Colorado State University as well as its Veterinary College which will gives him access to the latest on-going research and developments in various alternative health and wellness modalities for the treatment of animals.

Mr. Stewart holds a B.Sc. in Physics and Applied Maths from St Andrews University, a Ph.D. in low-temperature semiconductor technology, a M.Ed. in Education and an M.S. in Systems Analysis and Design.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                        LEGACY TECHNOLOGY HOLDINGS, INC.



                           By: /s/ Redgie Green
                               ----------------
                                   Redgie Green, Chief Executive Officer


 Date: May 23, 2014